Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 3 to the Registration Statement (No. 333-275136) on Form S-1 of Titan Environmental Solutions Inc. of our report dated April 8, 2024, relating to the financial statements of Standard Waste Services, LLC, as of and for the years ended December 31, 2023 and 2022, appearing in the Prospectus, which is part of this Registration Statement.

/s/ Freed Maxick P.C. (f/k/a Freed Maxick CPAs, P.C.)

Buffalo, New York

December 31, 2024